UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 19, 2011 (May 18, 2011)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements with Certain Officers.
     On May 18, 2011 at the annual stockholders meeting (the “Annual Meeting”) of Range Resources Corporation (the “Company”), the stockholders of the Company approved and adopted the Second Amendment (the “Amendment”) to the Company’s Amended and Restated 2005 Equity-Based Compensation Plan (the “2005 Plan”) to increase the number of shares of the common stock authorized to be issued under the Company’s 2005 Plan by 850,000 shares.
     Pursuant to the Amendment, 850,000 additional Plan Shares (as defined in the 2005 Plan) will be immediately available for future awards under the 2005 Plan. As of March 25, 2011, 4,435,678 shares are available for awards under the 2005 Plan. As part of the approval of the 2005 Plan by the stockholders in 2005, the Company agreed to suspend any further grants under the 1999 Stock Option Plan (the “1999 “Plan”) and transfer the authorized but unissued shares in the 1999 Plan to the 2005 Plan. Therefore, the 2005 Plan provides that any shares related to options currently outstanding under the 1999 Plan which lapse or are forfeited will become available for issuance under the 2005 Plan. Pursuant to the Amendment, the maximum number of shares available for future award under the 2005 Plan (assuming none of the shares underlying options currently outstanding under the 1999 Plan lapse or are forfeited) has increased from 4,435,678 to 5,285,678 shares. The additional 850,000 shares approved under the Amendment have been added to the existing 5,675,000 authorized 162(m) Covered Shares (as defined in the 2005 Plan) approved by stockholders specifically for the 2005 Plan.
     The foregoing description is a brief summary of the Amendment and does not purport to be a complete statement of the parties’ rights and obligations under the 2005 Plan. The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment to Range Resources Corporation Amended and Restated 2005 Equity Based Compensation Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     The Annual Meeting of the Company was held on Wednesday, May 18, 2011 at 9:00 a.m. Central Time at the Company’s offices at 100 Throckmorton Street, Suite 1200 in Fort Worth, Texas. As of March 25, 2011, the record date for the Annual Meeting, there were 160,639,880 shares of common stock issued and outstanding. A quorum of 142,748,105 shares of common stock was present or represented at the Annual Meeting.
     The matters submitted to a vote of security holders at the Annual Meeting were as follows:
1.	Stockholders elected each of the Company’s nine nominees for directors to serve a term of one year to expire at the 2012 Annual Meeting or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charles L. Blackburn	130,654,264	1,556,855	26,162	10,510,824
Anthony V. Dub	131,274,356	931,987	30,938	10,510,824
V. Richard Eales	131,731,427	479,535	26,319	10,510,824
Allen Finkelson	129,910,651	2,299,333	27,297	10,510,824
James M. Funk	130,710,600	1,500,273	26,408	10,510,824
Jonathan S. Linker	131,495,078	716,939	25,264	10,510,824
Kevin S. McCarthy	130,051,548	2,138,643	47,090	10,510,824
John H. Pinkerton	129,046,817	3,161,410	29,054	10,510,824
Jeffrey L. Ventura	131,118,689	1,094,711	23,811	10,510,824

2.	Stockholders approved, on an advisory basis, the compensation of the Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

119,890,316	12,266,317	80,648	10,510,824
3.	Stockholders recommended, by a non-binding advisory vote, that the Company hold advisory votes on our executive compensation on an annual basis.

3 Years	2 Years	1 Year	Abstentions

44,312,815	2,328,298	85,477,889	118,279
In light of the voting results, the Company’s Board of Directors has determined it will include an advisory stockholder vote on executive compensation, or “say-on-pay” vote, in the Company’s proxy statement on an annual basis until the Company next holds an advisory vote on the frequency on say on pay votes as required under the rules of the Securities and Exchange Commission.
4.	Stockholders approved the Second Amendment to the Company’s Amended and Restated 2005 Equity-Based Compensation Plan to increase the number of shares of our common stock authorized to be issued under that plan by 850,000 shares, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

112,210,307	19,801,786	225,188	10,510,824
5.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

141,405,649	524,964	817,492	0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Second Amendment to Range Resources Corporation Amended and Restated 2005 Equity Based Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ David P. Poole
David P. Poole
Senior Vice President — General Counsel and Corporate Secretary

Date: May 19, 2011

RANGE RESOURCES CORPORATION
EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1	Second Amendment to Range Resources Corporation Amended and Restated 2005 Equity Based Compensation Plan

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